EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Blizzard Genomics, Inc.
St. Paul, Minnesota

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 10, 2004, relating to the consolidated financial statements of Blizzard Genomics, Inc. appearing in the Annual Report of CytRx Corporation on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

March 14, 2005